UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2021

Black Stone Minerals, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-37362	47-1846692
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 2020 Houston, Texas		77002
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 445-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	BSM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2021, Black Stone Minerals, L.P. (the “Partnership”) announced that Black Stone Minerals GP, L.L.C., the general partner of the Partnership (the “General Partner”), expects to appoint Carrie P. Clark as its Senior Vice President, Land & Legal, effective August 2, 2021.

Ms. Clark, 44, has over 20 years of land and legal experience, mostly in senior roles. She most recently served as Executive Vice President and Chief Administrative Officer of University Lands, a company within the University of Texas System that manages over 2 million acres of surface and mineral interests in West Texas. Before joining University Lands, Ms. Clark was Deputy General Counsel at Talos Energy, LLC, now a public offshore exploration and production company, where she headed land. Before Talos, she served as Vice President, Land & Legal at EnerVest Operating LLC, a private operator, where she oversaw land and legal and managed acquisitions and divestitures. Ms. Clark began her career in land and legal roles at Shell Oil Company and a Texas-based electric cooperative. She currently serves on the Board of Directors of Brigham Minerals Corporation but expects to step down from that position in connection with her appointment at the General Partner. She has a JD from the University of Houston Law Center and a BBA in Petroleum Land Management and Finance from Texas Tech University.

The Partnership expects that Ms. Clark will enter into a severance agreement with Black Stone Natural Resources Management Company, in a form substantially similar to those entered into by Mr. Wood and Mr. Putman, that will provide for the payment of cash severance payments and benefits in the event Ms. Clark’s employment is terminated under certain circumstances, but she has not yet entered into such agreement. The Partnership also expects that Ms. Clark will receive awards under the Partnership’s Long-Term Incentive Plan with terms substantially similar to the awards granted to the General Partner’s other executive officers, but it has not yet awarded her any grants under that plan.

Item 7.01	Regulation FD Disclosure

On June 30, 2021, the Partnership issued a press release announcing the appointment of Carrie P. Clark as Senior Vice President, Land & Legal. A copy of the Partnership’s press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report, including the exhibit attached hereto as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

99.1	Press release dated June 30, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK STONE MINERALS, L.P.

	By:	Black Stone Minerals GP, L.L.C.,
its general partner

Date: June 30, 2021	By:	/s/ Steve Putman
Steve Putman
Senior Vice President, General Counsel, and Corporate Secretary